August 29, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Commissioners,

We have read Item 77K of Form N-SAR which we understand will be filed with the Commission for the period ended June 30, 2005 for Antenor Fund, LLC, Beaumont Fund, LLC and Curan Fund, LLC. We agree with the statements made in such Item 77K.

	/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.